EXHIBIT 3.1

T. ROWE PRICE GROUP, INC.
AMENDED AND RESTATED BY-LAWS
As Amended as of February 12, 2019
ARTICLE I.
STOCKHOLDERS
SECTION 1.01. Annual Meeting. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, at such time annually as shall be set by the Board of Directors. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.
SECTION 1.02. Special Meeting. At any time in the interval between Annual Meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.
SECTION 1.03. Place of Meetings. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.
SECTION 1.04. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each stockholders’ meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders’ meetings, or is present at the meeting in person or by proxy.
SECTION 1.05. Quorum; Voting. Unless statute or the Charter or Section 2.03 of these By-Laws provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.
SECTION 1.06. Adjournments. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time by the chairperson of the meeting. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present. No further notice of an adjourned meeting other than by announcement shall be necessary if held on a date not more than 120 days after the original record date.
SECTION 1.07. General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.
SECTION 1.08. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

SECTION 1.09. Conduct of Business. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation (i) who was a stockholder of record at the time of giving notice(s) provided for in Section 1.11, Section 1.12 or, if applicable, Section 1.13, (ii) who is entitled to vote at the meeting and (iii) who complied with the notice(s) procedures set forth in Section 1.11 and Section 1.12, or, if applicable, Section 1.13. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at a special meeting of stockholders (a) only pursuant to the Corporation’s notice of meeting and (b), in the case of nominations of persons for election to the Board of Directors, (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation (A) who was a stockholder of record at the time of giving notice provided for in Section 1.11 or, if applicable, Section 1.13, (B) who is entitled to vote at the meeting and (C) who complied with the notice procedures set forth in Section 1.11, or, if applicable, Section 1.13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective nomination or proposal be disregarded.
SECTION 1.10. Conduct of Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.
SECTION 1.11. Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the procedures of this Section 1.11 and, if applicable, Section 1.13, shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 1.11 and, if applicable, Section 1.13. A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. A stockholder’s notice to the Secretary must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder and (ii) a description of all arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) between such nominee and any other person or persons (including their names) relating to shares of capital stock of the Corporation; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made (such stockholder or beneficial owner, a “Holder”), (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the Holder, (iii) a description of all arrangements or understandings between the Holder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Holder, (iv) a representation that the Holder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (v) any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder and (vi) and other information reasonably requested by the Corporation to allow it to satisfy its obligations under applicable law. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.11 or, if applicable, Section 1.13. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.
SECTION 1.12. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any Holder (i) who is stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section. A Holder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the Holder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A Holder’s notice to the Secretary must be in writing and set forth as to each matter the Holder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the Holder as it appears on the Corporation’s books, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the Holder, (iv) a description of all arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) between the Holder and any other person or persons (including their names) relating to shares of capital stock of the Corporation or relating to the proposal of such business by the Holder and any material interest of the Holder in such business and (v) a representation that the Holder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Section 1.11, this Section, or, if applicable, Section 1.13, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 1.11 or this Section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.
SECTION 1.13. Proxy Access for Director Nominations.
(a) The Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders the name of, and the Additional Information (as defined below) relating to, any nominee for election or reelection to the Board who satisfies the eligibility and other requirements of this Section 1.13 (a

“Stockholder Nominee”) and is nominated by a notice that complies with Section 1.13(f) and is timely delivered pursuant to Section 1.13(g) (the “Stockholder Notice”) by a stockholder on behalf of one or more Holders, but in no case more than twenty Holders, who:
(i) elect at the time of delivering the Stockholder Notice to have such Stockholder Nominee included in the Corporation’s proxy materials,
(ii) as of the date of the Stockholder Notice, own (as defined below in Section 1.13(c)) a number of shares that represents at least 3% of the outstanding shares of the Corporation entitled to vote in the election of directors (the “Required Shares”) and has owned (as defined below in Section 1.13(c)) continuously the Required Shares (as adjusted for any stock splits, stock dividends, or similar events) for at least three years, and
(iii) satisfy the additional requirements in these By-Laws (such Holder or Holders collectively, an “Eligible Stockholder”).
(b) For purposes of satisfying the ownership requirement under Section 1.13(a):
(i) the outstanding shares of the Corporation owned by one or more Holders may be aggregated, provided that the number of stockholders and other beneficial owners whose ownership of shares is aggregated for such purpose shall not exceed twenty, and
(ii) a group of funds under common management and investment control shall be treated as one Holder.
(c) For purposes of this Section 1.13, an Eligible Stockholder “owns” only those outstanding shares of the Corporation as to which the Holder possesses both;
(i) the full voting and investment rights pertaining to the shares and
(ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:
(A) sold by such Holder or any control person in any transaction that has not been settled or closed,
(B) borrowed by such Holder or any control person for any purposes or purchased by such Holder or any control person pursuant to an agreement to resell, or
(C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Holder or any of its control persons, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of:
(1) reducing in any manner, to any extent or at any time in the future, such Holder’s or any of its control persons’ full right to vote or direct the voting of any such shares, and/or
(2) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Holder or control person.

A Holder “owns” shares held in the name of a nominee or other intermediary so long as the Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A Holder’s ownership of shares shall be deemed to continue during any period in which the Holder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the Holder. A Holder’s ownership of shares shall be deemed to continue during any period in which the Holder has loaned such shares provided that the Holder has the power to recall such loaned shares on not more than three business days’ notice and has recalled such loaned shares as of the record date for the determination of stockholders entitled to vote at the meeting and through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board.
(d) No Holder may be a member of more than one group of Holders constituting an Eligible Stockholder under this Section 1.13.
(e) For purposes of this Section 1.13, the “Required Information” that the Corporation will include in its proxy statement is:
(i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and
(ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of its Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).
Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 1.13 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
(f) The Stockholder Notice shall set forth the information required under Section 1.11 of these By-Laws and in addition shall set forth:
(i) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement as a nominee;
(ii) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission under Exchange Act Rule 14a-18; and
(iii) the written agreement of the Eligible Stockholder (or in the case of a group, each Holder whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:
(A) setting forth and certifying to the number of shares of the Corporation it owns and has owned (as defined in Section 1.13(c)) continuously for at least three years as of the date of the Stockholder Notice and agreeing to continue to own such shares through the date of the annual meeting, which statement shall also be included in the written statements set forth in Item 4 of the Schedule 14N filed by the Eligible Stockholder with the Securities and Exchange Commission;
(B) the Eligible Stockholder’s agreement to provide written statements from the record holder and intermediaries as required under Section 1.13(h) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through and as of the business day immediately preceding the date of the annual meeting;
(C) the Eligible Stockholder’s representation and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 1.13);
(1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent,
(2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.13,
(3) has not engaged and will not engage in a, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board, and
(4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and
(D) the Eligible Stockholder’s agreement to;
(1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation,
(2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.13,
(3) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting,
(4) file all materials described below in Section 1.13(h)(iii) with the Securities and Exchange Commission, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and
(5) provide to the Corporation prior to the annual meeting such additional information as required by law or reasonably requested by the Corporation; and
(iv) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination.
(g) To be timely under this Section 1.13, the Stockholder Notice must be received by the secretary of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however that in the event the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the annual meeting of stockholders is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of the Stockholder Notice as described above.
(h) An Eligible Stockholder (or in the case of a group, each Holder whose shares are aggregated for purposes of constituting an Eligible Stockholder) must:
(i) within five business days after the date of the Stockholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, verifying that the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares,
(ii) include in the written statements provided pursuant to Item 4 of Schedule 14N filed with the Securities and Exchange Commission a statement certifying that it owns and continuously has owned, as defined in Section 1.13(c), the Required Shares for at least three years,
(iii) file with the Securities and Exchange Commission any solicitation or other communication relating to the annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A, and
(iv) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control.
(i) At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days of such request, submit completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.
(j) Within the time period specified in these By-Laws for providing the applicable nomination, each Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such person:
(i) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote as a director on any issue or question to be decided by the board of directors,
(ii) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, and has not and will not receive any such compensation or other payment from any person or entity other than the Corporation, in each case directly related to such nominee’s service as a director of the Corporation,

(iii) if elected as a director of the Corporation, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies and guidelines applicable to directors, and
(iv) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(k) Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy statement any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(i) the Secretary of the Corporation receives notice that a stockholder intends to nominate a person for election to the Board which stockholder does not elect to have its nominee(s) included in the Corporation’s proxy materials pursuant to this Section 1.13,
(ii) the Eligible Stockholder materially breaches any of its agreements, representations, or warranties set forth in the Stockholder Notice, or if any of the information in the Stockholder Notice was not, when provided, true and correct,
(iii) the Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case directly related to such nominee’s service as a director of the Corporation,
(iii) the Stockholder Nominee (A) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years,
(iv) the election of the Stockholder Nominee as a member of the board of directors would cause the Corporation to be in violation of these By-Laws, the Charter, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, or
(v) if the Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the board of directors or any committee thereof.
(l) The number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (including any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials but who is nominated by the Board as a Board nominee), together with any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board and any Stockholder Nominee who was qualified for inclusion in the Corporation’s proxy materials but whose nomination is subsequently withdrawn, shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 1.13 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the board after the last day on which a Stockholder Notice may be delivered pursuant to this Section 1.13 but before the date of the annual meeting and the board of directors resolves to reduce the size of the board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.13 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(m) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.13 for the next two annual meetings.
SECTION 1.14. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.
ARTICLE II.
BOARD OF DIRECTORS
SECTION 2.01. Function of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.
SECTION 2.02. Number of Directors. The Corporation shall have at least three directors; provided that, if there is no stock outstanding, the number of Directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are less than three stockholders, the number of Directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.
SECTION 2.03. Election and Tenure of Directors; Resignations.
(a) At each Annual Meeting, the stockholders shall elect directors to hold office until the next Annual Meeting and until their successors are elected and qualify.
(b) In the case of any uncontested election (as defined in subsection (e) below), each director shall be elected by a majority of the total votes cast for and against such director nominee at a meeting of stockholders duly called and at which a quorum is present. In the event of a contested election, directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

(c) If in an uncontested election, a nominee for election as a Director receives a greater number of “against” votes for his or her election than votes “for” such election (a “Majority Against Vote”) then such director, as a holdover director under Maryland law, shall promptly tender his or her resignation to the Board of Directors for consideration following certification of such vote.
(d) The Nominating and Corporate Governance Committee shall promptly consider any resignation offer tendered pursuant to subsection (c) above and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the Board of Directors as to the response to the resignation offer. If each member of the Nominating and Corporate Governance Committee received a Majority Against Vote at the same election, then the Directors who are independent for purposes of the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed and who did not receive a Majority Against Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors a response to the resignation offer. The Board of Directors will take action on the Nominating and Corporate Governance Committee’s recommendation (or committee of independent directors’ recommendation) within 90 days following certification of the stockholder vote. The Board of Directors expects that any director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.
(e) An election will be deemed to be uncontested if no stockholder provides notice of an intention to nominate one or more candidates to compete with the Board of Directors’ nominees in a Director election in the manner required by Section 1.11 of these By-Laws, an Eligible Stockholder has complied with the requirements of Section 1.13 or if any such stockholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to stockholders.
(f) Any Director may resign at any time by sending notice in writing or by electronic transmission of such resignation to the principal executive office of the Corporation addressed to the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Such resignation may provide that it becomes effective upon receipt thereof, some future date, the occurrence of a certain future event (including but not limited to the failure to receive the vote specified in subsection (b) above) and/or the acceptance by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.
SECTION 2.04. Removal of Director. Unless statute or the Charter provides otherwise, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.
SECTION 2.05. Vacancy on Board. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next Annual Meeting of stockholders and until his successor is elected and qualifies.
SECTION 2.06. Regular Meetings. After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business; and in the event that no other time is designated by the stockholders, the Board of Directors shall meet one hour after the time for such stockholders’ meeting or immediately following the close of such meeting, whichever is later, on the day of such meeting. Such first regular meeting shall be held at any place as may be designated by the stockholders, or in default of such designation at the place designated by the Board of Directors for such first regular meeting, or in default of such designation at the place of the holding of the immediately preceding meeting of stockholders. No notice of such first meeting shall be necessary if held as hereinabove provided. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

SECTION 2.07. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.
SECTION 2.08. Notice of Meeting. Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless the By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.
SECTION 2.09. Action by Directors. Unless statute or the Charter or By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.
SECTION 2.10. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.
SECTION 2.11. Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.
ARTICLE III.
COMMITTEES
SECTION 3.01. Committees. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

SECTION 3.02. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.
SECTION 3.03. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and the By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.
ARTICLE IV.
OFFICERS
SECTION 4.01 Executive and Other Officers; Operating Committees. The Corporation shall have a President, a Secretary, and a Treasurer who shall be executive officers of the Corporation. It may also have a Chairman of the Board, who shall be an executive officer of the Corporation if designated as an officer by the Board of Directors. The other officers shall be executive officers to the extent designated by the Board of Directors. The Board of Directors may designate who shall serve as chief executive officer, having general supervision of the business and affairs of the Corporation, or as chief operating officer, having supervision of the operations of the Corporation; in the absence of designation the President shall serve as chief executive officer and chief operating officer. It may also have one or more Vice Chairmen of the Board, Vice Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors and may provide additional descriptive titles, such as chief financial officer or chief investment officer, as the Board shall deem appropriate. A person may hold more than one office in the Corporation. The Chairman of the Board, the President, and any Vice Chairmen of the Board shall be directors; the other officers may be directors. The officers of the Corporation may also act through one or more committees appointed by the Board of Directors or appointed by a committee appointed by the Board of Directors.
SECTION 4.02. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present; and, in general, he shall perform all such duties as are from time to time assigned to him by the Board of Directors.
SECTION 4.03. President. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him by the Board of Directors or the chief executive officer of the Corporation.

SECTION 4.04. Vice Chairmen of the Board. The Board of Directors may elect one or more Vice Chairmen of the Board, who shall have the powers and perform the duties of Vice Presidents of the Corporation and shall have such additional powers and perform such additional duties as are from time to time assigned to them by the Board of Directors, the Chairman of the Board, the President, or any committee appointed by the Board of Directors.
SECTION 4.05. Vice Presidents. The Vice President or Vice Presidents, at the request of the chief executive officer or the President, or in the President’s absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors, or any committee appointed by the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors or such committee, the chief executive officer, or the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. The Vice President or Vice Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.
SECTION 4.06 Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees of the Board of Directors, in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; shall be custodian of the records of the Corporation; may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned by the Board of Directors, the chief executive officer, the President, or any committee appointed by the Board of Directors.
SECTION 4.07. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; in the absence of designation shall serve as the Corporation’s principal accounting officer and shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned by the Board of Directors, the chief executive officer, the President, or any committee appointed by the Board of Directors.
SECTION 4.08. Assistant and Subordinate Officers. The assistant and subordinate officers of the Corporation are all officers below the offices of Vice President, Secretary, and Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, the President, any committee appointed by the Board of Directors, or any committee appointed by a committee appointed by the Board of Directors.
SECTION 4.09. Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee appointed by the Board, the president, or the chief executive officer, to appoint vice presidents and assistant and subordinate officers. Any committee appointed by the Board of Directors may delegate its power to appoint assistant and subordinate officers to one or more other committees of officers. The President serves for one year. All other officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any vice president or assistant or subordinate officer, any committee appointed by the Board of Directors, or any officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of the former officer’s contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee appointed by the Board of Directors or any committee appointed by a committee appointed by the Board of Directors or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.
SECTION 4.10. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize one or more committees comprised of directors or officers to fix the salaries, compensation, and remuneration of the officers of the Corporation. Any committee appointed by the Board of Directors may fix, or authorize one or more other committees to fix, the salaries, compensation, and remuneration of the vice presidents and assistant and subordinate officers.
ARTICLE V.
STOCK
SECTION 5.01. Certificates for Stock. The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the corporation that issues it, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.
SECTION 5.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.
SECTION 5.03. Record Date and Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.
SECTION 5.04. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.
SECTION 5.05. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
SECTION 5.06. Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

ARTICLE VI.
FINANCE
SECTION 6.01. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, the Treasurer or an Assistant Treasurer, a Vice President or an Assistant Vice President.
SECTION 6.02. Annual Statement of Affairs. The President shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the Annual Meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation’s principal office.
SECTION 6.03. Fiscal Year. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.
SECTION 6.04. Dividends. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.
ARTICLE VII.
SUNDRY PROVISIONS
SECTION 7.01. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the By-Laws shall be kept at the principal office of the Corporation.
SECTION 7.02. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.
SECTION 7.03. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.
SECTION 7.04. Voting Upon Shares in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.
SECTION 7.05. Mail. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.
SECTION 7.06. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.
SECTION 7.07. Amendments. Subject to the special provisions of Section 2.02,(a) any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Corporation.